Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 29, 2009 (October 2, 2009 as to the effects of the adoption of a new accounting standard) related to the financial statements of National American University Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

March 23, 2010

Minneapolis, Minnesota